UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2015

Bacterin International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On July 27, 2015, Bacterin International Holdings, Inc. (“Bacterin,” the “Company” or the “Purchaser”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with X-spine Systems, Inc. (“X-spine”), David L. Kirschman, M.D., the Kenneth J. Hemmelgarn, Jr. Revocable Living Trust Dated February 9, 1998, as amended, the Brian J. Hemmelgarn Revocable Living Trust Dated February 9, 1998, as amended, the Kenneth J. Hemmelgarn, Jr. Second Trust Dated March 18, 2010 and the Brian J. Hemmelgarn Second Trust Dated March 18, 2010 (the “Sellers”), pursuant to which the Sellers have agreed to sell and transfer to Purchaser, and Purchaser has agreed to acquire from the Sellers, all of the outstanding capital stock of X-spine (the “Acquisition”). As of the closing of the Acquisition, X-spine will become a wholly owned subsidiary of Bacterin.

Pursuant to the Purchase Agreement, the total consideration to be paid for the outstanding capital stock of X-spine is $90 million, subject to adjustment following the closing, upward or downward, if the actual working capital of X-spine exceeds or is less than the target working capital by $50,000 or more. If as a result of the working capital adjustment the purchase consideration is increased, Bacterin will pay additional cash to the Sellers to satisfy this obligation. The purchase consideration will consist of (i) $60 million in cash, and (ii) the issuance of Bacterin common stock. The Purchase Agreement provides that these shares be valued at $4.00 per share, which will result in the issuance of approximately 4,240,000 shares of common stock. In addition, $13 million will be paid to X-spine’s lender in full satisfaction of X-spine’s revolving credit facility, which will be terminated at the closing.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties. The Purchase Agreement also provides that certain of the Sellers will indemnify Bacterin for breaches of the warranties and covenants of the Sellers and X-spine, as well as certain other specified matters, subject to certain limitations set forth therein, including, among other things, limitations on the period during which Bacterin may make certain claims for indemnification and limitations on the amounts for which such Sellers may be liable. To secure the Sellers’ indemnification obligations to Bacterin, $6 million of the cash consideration and all of the shares of Bacterin’s common stock to be issued to the Sellers will be placed into escrow at the closing and may be used to settle indemnification claims.

The Purchase Agreement requires the delivery by certain of the Sellers and their principals of non-competition and non-solicitation agreements, pursuant to which such Sellers and principals will agree to not compete with X-spine or solicit X-spine’s customers or employees for a period of three years following the closing. The Purchase Agreement further requires X-spine to deliver employment agreements executed by certain key employees, including David L. Kirschman.

Pursuant to the Purchase Agreement, David L. Kirschman, M.D., will be appointed as a member of Class II of Bacterin’s board of directors as of the closing of the Acquisition.

At the closing of the Acquisition, Cockrell Group will receive a fee in the amount of $2,250,000 from the Sellers. Cockrell Group has been an investor relations consultant to Bacterin since 2013, and receives a monthly retainer fee from Bacterin.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Bacterin or X-spine. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as a disclosure of factual information relating to the Acquisition, Bacterin, X-spine or any of Bacterin’s or X-spine’s respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and such subsequent information may or may not be fully reflected in Bacterin’s public disclosures.

The Company’s press release dated July 27, 2015 announcing the entry into an agreement to acquire X-spine, a copy of which is attached as Exhibit 99.1 to this Report, is incorporated herein by reference.

Credit Agreement

Concurrently with the acquisition of X-spine, the Company’s wholly owned subsidiary, Bacterin International, Inc. (“Bacterin International”), will enter into an amendment and restatement of its existing Credit Agreement (the “Existing Facility”) with ROS Acquisition Offshore LP, which is referred to herein as the “New Facility.” Approximately $24 million principal amount of term loans extended under the Existing Facility will remain outstanding under the New Facility, and $18 million principal amount of new term loans will be extended under the New Facility. The new term loans will be used to pay a portion of the costs associated with the Acquisition, with the balance being available for general corporate purposes.

The maturity date of the New Facility will be July 31, 2020 (the “Maturity Date”).

Interest under the New Facility will be bifurcated into a “cash pay” portion and a “payment-in-kind” portion.

Until June 30, 2018 (the “First Period”), interest on loans outstanding under the New Facility will accrue at a rate equal to the sum of (a) 9% per annum, which portion of interest will be payable in cash, plus (b) additional interest (“PIK Interest”) in an amount equal to the difference of (i) the sum of 14% per annum, plus the higher of (x) LIBOR and (y) 1% per annum, minus (ii) 9% per annum, which portion of interest will be payable “in kind.” On or after June 30, 2018 until the New Facility is repaid in full (the “Second Period”), interest on loans outstanding under the New Facility will accrue at a rate equal to the sum of (a) 12% per annum, which portion of interest will be payable in cash, plus (b) PIK Interest in an amount equal to the difference of (i) the sum of 14% per annum, plus the higher of (x) LIBOR and (y) 1% per annum, minus (ii) 12% per annum, which portion of interest will be payable “in kind.” In both the First Period and the Second Period, the portion of accrued interest constituting PIK Interest will not be payable in cash but will instead be added to the principal amount outstanding under the New Facility. However, at Bacterin International’s option, it may choose to make any “payment-in-kind” interest payment in cash.

Until the third anniversary of the closing date of the New Facility, Bacterin International will not be allowed to voluntarily prepay the New Facility. Whenever loans outstanding under the New Facility are prepaid or paid, whether voluntarily, involuntarily or on the Maturity Date, a fee of 7.5% on the amount paid will be due and payable.

The New Facility will contain financial and other covenant requirements, including, but not limited to, financial covenants that require the Company to maintain revenue and liquidity at levels to be set forth in the amended and restated credit agreement and ensure that the Company’s senior consolidated leverage ratio does not exceed levels to be set forth in the New Facility. The New Facility also will restrict the Company from making any payment or distribution with respect to, or purchasing, redeeming, defeasing, retiring or acquiring, the Notes (as defined below) other than payments of scheduled interest on the Notes, issuance of shares of our common stock upon conversion of the Notes, and payment of cash in lieu of fractional shares.

The loans under the New Facility are guaranteed by us and our current and future subsidiaries and are secured by substantially all of our and our current and future subsidiaries’ assets. A copy of the New Facility is attached as Exhibit 10.2 to this Report and incorporated herein by reference.

ITEM 1.02	Termination of a Material Definitive Agreement

In connection with the New Facility, our royalty agreement with ROS Acquisition Offshore LP (the “Royalty Agreement”) will be terminated effective July 31, 2015. A copy of the Termination of Royalty Agreement is attached as Exhibit 10.3 to this Report and incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

A copy of the investor overview to be provided to investors in connection with the acquisition described above is attached as Exhibit 99.3 to this Report and is incorporated herein by reference.

The investor overview shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01	Other Events

Risk Factors

Bacterin has updated the risk factors contained in Item 1A of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015.  The risk factors contained in Exhibit 99.4 hereto are incorporated herein by reference.

Securities Offering

On July 27, 2015, the Company issued a press release announcing the pricing of $65.0 million aggregate principal amount of its 6.00% convertible senior unsecured notes due 2021 (the “Notes”) in a private placement offering to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Certain private investment funds for which OrbiMed Advisors LLC, one of the Company’s existing stockholders, serves as the investment manager, intend to purchase $52 million of the $65.0 million aggregate principal amount of the Notes directly from the Company in the offering. The Company has granted the investment bank acting as initial purchaser in the offering a 30-day option to purchase up to an additional $9.75 million aggregate principal amount of Notes from the Company.

The Notes will be the Company’s senior, unsecured obligations and will bear interest at a rate of 6.00% per year. Following the first interest payment date, which will be on April 15, 2016, interest on the Notes will be payable semiannually in arrears on January 15 and July 15 of each year. At any time prior to the close of business on the second business day immediately preceding the maturity date, holders of the Notes may convert their Notes into shares of the Company’s common stock (together with cash in lieu of fractional shares) at an initial conversion rate of 257.5163 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $3.88 per share), subject to adjustment.

The Company estimates that the net proceeds of the offering will be $62.8 million (or $72.2 million if the initial purchaser fully exercises its option to purchase additional Notes), after deducting the initial purchaser’s discounts and commissions and estimated offering expenses payable by us. The Company intends to use the net proceeds of the offering to fund the cash portion of the purchase price for its acquisition of X-spine and for general corporate purposes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of the securities will be made only by means of a private offering memorandum. The offer and sale of the Notes and the shares of common stock issuable upon conversion of the Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, the Notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

A copy of the Company’s press release announcing the offering is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Name Change

In connection with the transactions described in this Current Report, Bacterin International Holdings, Inc. will change its name to Xtant Medical Holdings, Inc., to be effective upon closing of the acquisition.

ITEM 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of X-spine as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 and the unaudited interim condensed consolidated financial statements of X-spine as of and for the three months ended March 31, 2015 and 2014, filed as Exhibits 99.5 and 99.6 to this Report, respectively, are incorporated herein by reference.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial information of Bacterin, filed as Exhibit 99.7 to this Report, is incorporated herein by reference:

(i)	Introductory note;
(ii)	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2014;
(iii)	Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2015;
(iv)	Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2015; and
(v)	Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(d) Exhibits.

10.1	Stock purchase agreement dated as of July 27, 2015 by and among Bacterin, X-spine, and the sellers named therein.

10.2	Amended and Restated Credit Agreement dated July 27, 2015 by and among Bacterin International, as the Borrower, the Lenders party thereto, and ROS Acquisition Offshore LP, as the Administrative Agent.

10.3	Termination of Royalty Agreement dated as of July 27, 2015 by and between Bacterin and ROS Acquisition Offshore LP.

10.4	Securities Purchase Agreement dated as of July 27, 2015 by and among Bacterin, ROS Acquisition Offshore LP and OrbiMed Royal Opportunities II.

10.5	Purchase Agreement dated as of July 27, 2015 by and between Bacterin and Leerink Partners LLC.

23.1	Consent of McGladrey LLP, Independent Auditors to X-spine.

23.2	Consent of Battelle Rippe Kingston LLP, Independent Auditors to X-spine.

99.1	Press Release of the Company dated July 27, 2015 announcing the entry into an agreement to acquire X-spine.

99.2	Press Release of the Company dated July 27, 2015 announcing the pricing of its offering of its 6.00% Convertible Senior Notes due 2021.

99.3	Investor Overview.

99.4	Risk Factors.

99.5	Audited consolidated financial statements of X-spine as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013.

99.6	Unaudited interim condensed consolidated financial statements of X-spine as of March 31, 2015 and for the three months ended March 31, 2015 and 2014.

99.7	Unaudited pro forma condensed combined financial information of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2015	BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer